Investor Presentation Third Quarter 2021 Exhibit 99.1

Forward Looking Statements Disclosure 2 Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements. As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation: • economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; • future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses; • the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry; (iv) management’s ability to effectively execute its business plans; • mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; • the possibility that any of the anticipated benefits of the Company’s acquisitions will not be realized or will not be realized within the expected time period; • the effect of changes in accounting policies and practices; • changes in consumer spending, borrowing and saving and changes in unemployment; • changes in customers’ performance and creditworthiness; • the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; • current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; • the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic, and the impact of a slowing U.S. economy and increased unemployment on the performance of our loan and lease portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products; • our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

Forward Looking Statements Disclosure 3 • financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; • the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale; • the effect of a fall in stock market prices on our brokerage, asset and wealth management businesses; • a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks; • the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; and • our ability to develop and execute effective business plans and strategies. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in our Form 10-K for the year ended December 31, 2020, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

Presentation Contents About First Financial Bancorp Financial Performance Appendix 4

Our Franchise 5 Commercial C&I, O-CRE, ABL, Equipment Finance, Treasury, Bannockburn Global Forex Retail Banking Consumer, Small Business Mortgage Banking NASDAQ: FFBC Headquarters: Cincinnati, Ohio Founded: 1863 Banking Centers: 139 Employees: 2,026 Market Cap (09/30/21): $2.2B Dividend Yield (09/30/21): 3.9% TCE Ratio: 8.21% Wealth Management / Affluent Banking Investment Commercial Real Estate Commercial Finance Lines of Business 1.54% Adj. PTPP ROAA(1) $16.0B in assets $9.4B/$12.7B loans / deposits $4.9B wealth management 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation.

Key Investment Highlights Proven & sustainable business model spanning 150+ years • Well managed through past credit cycles • Conservative operating philosophy • Consistent profitability – 124 consecutive quarters Premier Midwest franchise with top quartile performance High quality balance sheet & robust capital position (11.54% CET1 / 8.21% TCE) Prudent risk management & credit culture with strong asset quality Increased scale to continue investments in technology Track record of well-executed acquisitions with a well-defined M&A strategy Experienced and proven management team 6

Complementary Market Centric Strategies Loans $3.1B / Deposits $4.9B Loans $1.4B / Deposits $4.3B Loans $3.6B / Deposits $3.2B 7 Note: Headquarters loan and deposit balances include special assets, loan marks, and other out of market and corporately held balances. Loan balances exclude PPP balances. Loans $1.1B / Deposits $0.3B

The number of Trust & Investments and RPS relationships are updated as of 12/31/20. All other data as of 6/30/21. 8 Diversified Lines of Business

Revenue Growth Strategies

LOB | Go-to-Market

Product & Pricing

- Regional pricing strategy
- Treasury Management product investments
- Investments in Product Management

Talent Expansion

- Up-Market Commercial talent acquisition
- Added Chief Digital Officer; building out team
- Added Enterprise Product Executive
- Added Client Experience Executive

Client Experience

- Improved Cash Management Platform
- Improved Online Banking Product
- Blend – Mortgage Origination
- nCino – Commercial loan origination and online account opening

Distribution

Defined Models

- Community
- Metro
- Headquarters
- National
- Digital

Capacity Plans

- Increased physical distribution network
- Closed 56 locations since merger
- Aligned sales teams to distribution models

Expanded Capabilities

- Acquired Bannockburn enabling us to provide foreign exchange services
- Rollout of "in-house" derivatives desk capabilities
- Exploit untapped Wealth Management opportunities for expanded client base

Technology

Enterprise Data Management

- Investment in data warehouse
- Enabling data as a strategic asset
- Connection into CRM platform

Enterprise CRM

- Company-wide implementation of SFDC
- Marketing automation and sales enablement program development
- Sales Management
- Operational Integration

Digital Transformation

- Roadmap Creation
- Increased Resource Allocation
- Enhanced Client Experience

Talent

Staffing Model

- Defined new company FTE targets
- Larger salesforce in targeted Lines of Business

Culture

- Diversity and inclusion is a strategic priority
- Change Management through merger
- Refreshed Corporate Strategic Intent
- Attraction/recruitment engagement and retention programs

first financial bancorp

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10 Digital + Technology Investments enabling simple, consistent & seamless customer experience across channels & making it easy for associates to provide best-in-class customer service. “

Digital + Technology Investments

- Continued investment in digital solutions, automation + data enablement
- Early successes include mortgage, PPP origination + enhanced OLB experience

1Q 2019 – Enterprise workflow platform – bank operations

2Q 2019 – Formed Enterprise Digital Solutions, hired Chief Digital Officer

3Q 2019 – Digital mortgage origination

4Q 2019 – Digital commercial loan origination

1Q 2020 – Office of Intelligent Automation

1Q 2020 – Digital consumer deposit origination upgrade

2Q 2020 – Digital PPP loan origination + e-signature

2Q 2020 – Digital marketing platform upgrade

2Q 2020 – Online chat + chatbot support

2Q 2020 – Consumer online banking upgrade

3Q 2020 – Digital PPP forgiveness application

4Q 2020 – Redesigned bankatfirst.com

1Q 2021 – Digital PPP loan origination 3.0

1Q 2021 – Secure chat – consumer online banking

2Q 2021 – Speech analytics – customer support

2Q 2021 – Integration Services Platform

3Q 2021 – Commercial online banking upgrade

3Q 2021 – Digital small business lending

4Q 2021 – Digital wealth platform upgrade

4Q 2021 – Voice ID – customer support

4Q 2021 – Mortgage e-closing

FIRST first financial bancorp
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12 Bank Transformation All dollars shown in millions Tech Spend consists of Data Processing, Communications & Equipment Depreciation expenses & departmental expenses (primarily salaries & benefits) for the Technology, Digital & Info Security teams. Tech Spend / Total Expense $59.2 $55.5 $48.6 $40.8 $31.5 15.3% 14.9%14.8% 14.1% 13.6% YTD 2021 (Ann.)2020201920182017 Tech Spend % of Total Expense

Presentation Contents About First Financial Bancorp Financial Performance Appendix 13

3Q 2021 Results

124th Consecutive Quarter of Profitability

Profitability	- Net income - $60.0 million or $0.63 per diluted share. Adjusted[1] net income - $59.9 million or $0.63 per diluted share - Return on average assets - 1.49%. Adjusted[1] return on average assets - 1.49% - Return on average shareholders' equity – 10.53%. Adjusted[1] return on average shareholders' equity – 10.51% - Return on average tangible common equity - 19.03%[1]. Adjusted[1] return on average tangible common equity - 19.00%
Income Statement	- Net interest income - $113.4 million. - Net interest margin of 3.28% on a GAAP basis; 3.32% on a fully tax equivalent basis[1] - Noninterest income - $42.5 million - Noninterest expense - $99.1 million; $93.6 million as adjusted[1] - Efficiency ratio - 63.52%. Adjusted[1] efficiency ratio – 60.11% - Effective tax rate of 10.5%. Adjusted[1] effective tax rate of 17.0%
Balance Sheet	- EOP assets decreased $81.3 million compared to the linked quarter to $16.0 billion - EOP loans decreased $150.6 million compared to the linked quarter to $9.4 billion - Average deposits decreased $43.8 million compared to the linked quarter to $12.7 billion - EOP investment securities increased $118.1 million compared to the linked quarter
Asset Quality	- Provision recapture - $10.1 million. Net charge-offs - $2.5 million. NCOs / Avg. Loans - 0.10% annualized - Nonperforming Loans / Total Loans - 0.83%. Nonperforming Assets / Total Assets - 0.49% - ACL / Nonaccrual Loans - 225.73%. Classified Assets / Total Assets - 1.04% - ACL / Total loans - 1.59%; 1.62% of loans excluding PPP
Capital	- Total capital ratio – 14.97% - Tier 1 common equity ratio - 11.54% - Tangible common equity ratio - 8.21%; 8.31% excluding PPP loans - Tangible book value per share - $13.09 - Repurchased 2,484,295 shares during the quarter

[1] Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix for Non-GAAP reconciliation.

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3Q 2021 Highlights Quarterly earnings driven by strong fee income and lower credit costs Adjusted1 earnings per share - $0.63 Adjusted1 return on assets - 1.49% Adjusted1 pre-tax, pre-provision return on assets - 1.54% Adjusted1 return on average tangible common equity - 19.00% Loan balances declined primarily due to PPP payoffs/forgiveness; Core loan balances increased $74.8 million; Average deposit balances decreased $43.8 million Loan balances decreased $150.6 million compared to the linked quarter; PPP loan balances decreased $225.4 million Non-PPP C&I loan balances increased 16.0% on an annualized basis Average transactional deposit balances grew $18.8 million compared to the linked quarter Average noninterest bearing deposits were 31.4% of total deposits Net interest margin (FTE) in line with expectations 1 bp increase from second quarter driven primarily by PPP forgiveness fees Net interest margin, excluding loan fees and loan accretion, decreased 2 bp compared to the linked quarter Strong adjusted1 noninterest income of $42.2 million Mortgage banking revenue of $8.6 million, an increase of $0.1 million, or 1.1%, compared to the linked quarter due to higher premiums Foreign exchange income of $9.2 million, a decrease of $2.8 million, or 23.6%, compared to the linked quarter Wealth management fees of $5.9 million, a decrease of $0.3 million, or 5.1%, compared to the linked quarter Client derivative income of $2.3 million, an increase of $0.5 million, or 26.6%, compared to the linked quarter Other noninterest income of $4.4 million, an increase of $1.1 million, or 34.3%, compared to the linked quarter Core expenses increased $1.8 million from the linked quarter, driven by increase in incentive compensation tied to overall Company performance, marketing expenses and professional services Adjusted1 noninterest expense of $93.6 million; Adjusted1 for $0.7 million in severance, $5.3 million of tax credit investment write-downs, and $0.7 million for gains on sale of fixed assets Efficiency ratio of 63.5%; 60.1% as adjusted1 Allowance for credit loss (ACL) and provision expense declined compared to linked quarter Loans and leases - ACL of $148.9 million; 1.59% of total loans, 1.62% excluding PPP; $8.2 million provision recapture Unfunded Commitments - ACL of $11.6 million; $2.0 million provision recapture Lower provision expense driven by improved credit outlook, as well as lower net charge-offs and classified asset balances Effective tax rate of 10.5% positively impacted by tax credit investment; 17.0% as adjusted1 Strong capital ratios Total capital of 14.97%; Tier 1 common equity of 11.54%; Tangible common equity of 8.21% Tangible book value increased by $0.01 to $13.09 Tangible common equity of 8.31% excluding PPP 2,484,295 shares repurchased in third quarter at an average price of $23.04 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. 15

Adjusted Net Income1 16 The table below lists certain adjustments that the Company believes are significant to understanding its quarterly performance. 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. All dollars shown in thousands, except per share amounts As Reported Adjusted 1 As Reported Adjusted 1 Net interest income 113,410$ 113,410$ 114,026$ 114,026$ Provision for credit losses-loans and leases (8,193)$ (8,193)$ (4,756)$ (4,756)$ Provision for credit losses-unfunded commitments (1,951)$ (1,951)$ 517$ 517$ Noninterest income 42,537$ 42,537$ 42,987$ 42,987$ less: gains (losses) on investment securities - (205) A - (104) A less: other - 500 A - - Total noninterest income 42,537$ 42,242$ 42,987$ 43,091$ Noninterest expense 99,058$ 99,058$ 99,643$ 99,643$ less: severance and merger-related expenses - 702 A - 98 A less: tax credit investment - 5,309 A - 1,156 A less: legal settlement - - A - 3,825 A less: other - (521) A - 2,772 A Total noninterest expense 99,058$ 93,568$ 99,643$ 91,792$ Income before income taxes 67,033$ 72,228$ 61,609$ 69,564$ Income tax expense 7,021$ 7,021$ 10,721$ 10,721$ plus: after-tax impact of tax credit investment @ 21% - 4,194 - 913 plus: tax effect of adjustments (A) @ 21% statutory rate - 1,091 - 1,671 Total income tax expense 7,021$ 12,306$ 10,721$ 13,305$ Net income 60,012$ 59,922$ 50,888$ 56,259$ Net earnings per share - diluted 0.63$ 0.63$ 0.52$ 0.58$ Pre-tax, pre-provision return on average assets 1.41% 1.54% 1.42% 1.62% 3Q 2021 2Q 2021

Profitability 17 Return on Average Assets Return on Avg Tangible Common Equity Diluted EPS 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. Efficiency Ratio $0.63 $0.52$0.48$0.49 $0.42 $0.63 $0.58 $0.50 $0.51 $0.44 3Q212Q211Q214Q203Q20 Diluted EPS Adjusted EPS1 1.49% 1.26%1.20%1.20% 1.04% 1.49% 1.39% 1.24%1.23% 1.09% 3Q212Q211Q214Q203Q20 ROA Adjusted ROA 1 19.03% 16.31%15.24%15.50% 13.61% 19.00% 18.03% 15.80%15.94% 14.18% 3Q212Q211Q214Q203Q20 ROATCE Adjusted ROATCE 1 60.3% 63.8% 60.0% 63.5% 63.5% 58.9% 56.8% 58.4% 58.4% 60.1% 3Q20 4Q20 1Q21 2Q21 3Q21 Efficiency Ratio Adjusted Efficiency Ratio 1

Net Interest Income & Margin 18 Net Interest Margin (FTE) 3Q21 NIM (FTE) Progression Net Interest Income All dollars shown in millions 2Q21 3.31% PPP and other loan fees 0.04% Asset yields/mix -0.02% Deposit/funding costs/mix 0.01% Day count -0.02% 3Q21 3.32% 2.87%2.89%2.96%2.91%2.97% 0.11%0.10% 0.09%0.15%0.11% 0.09%0.10% 0.10%0.12%0.16% 0.25%0.22% 0.25% 0.31%0.12% 3.32%3.31% 3.40% 3.49% 3.36% 3Q212Q211Q214Q203Q20 Basic Margin (FTE) Loan Fees Loan Accretion PPP Fees $3.9$3.4$3.2$5.5$3.8 $3.0$3.5$3.4$3.9$5.4 $9.3$9.2$10.0 $12.5 $6.2 $113.4$114.0$113.9 $118.5 $112.2 3Q212Q211Q214Q203Q20 Loan Fees Loan Accretion PPP Interest/Fees

Diverse and Growing Fee Revenues 19 Noninterest Income 3Q21 Highlights All dollars shown in thousands Total fee income 27.3% of net revenue Mortgage banking income of $8.6 million; increased $0.1 million, or 1.1%, from the linked quarter Foreign exchange income of $9.2 million; decreased $2.8 million, or 23.6%, from record second quarter Trust and wealth management fees of $5.9 million; seasonal decrease of $0.3 million, or 5.1%, from record second quarter Deposit service charge income of $8.6 million; increased $1.0 million, or 13.4%, from the linked quarter Client derivative income of $2.3 million; increased $0.5 million, or 26.6%, from the linked quarter Other noninterest income of $4.4 million; increased $1.1 million, or 34.3%, from the linked quarter Driven by investments in limited partnerships and insurance proceeds Service Charges $8,548 20% Wealth Mgmt $5,896 14% Bankcard income $3,838 9% Client derivative fees $2,273 5% Foreign exchange income $9,191 22% Mortgage origination income $8,586 20% Other $4,205 10% Total $42.5 million

Well Managed Expenses 20 Noninterest Expense 3Q21 Highlights All dollars shown in thousands Core expenses increased $1.8 million from the linked quarter, driven by incentive compensation tied to overall Company performance, marketing costs and professional services Operating adjustments include: $5.3 million tax credit investment write-down $0.7 million of gains on sales of fixed assets $0.7 million of severance Salaries and benefits $61,717 62% Occupancy and equipment $8,889 9% Data processing $7,951 8% Professional services $2,199 2% Intangible amortization $2,479 3% Other $15,823 16% Total $99.1 million

Average Balance Sheet 21 Average Loans Average Securities Average Deposits All dollars shown in millions 1 Includes loans fees and loan accretion $9,503$9,832$9,952$10,128$10,253 4.03%3.98% 4.03% 4.18% 4.00% 3Q212Q211Q214Q203Q20 Gross Loans Loan Yield (Gross) 1 $12,667$12,711$12,372$11,925$11,563 0.10%0.12%0.14%0.20%0.27% 3Q212Q211Q214Q203Q20 Total Deposits Cost of Deposits $4,189$4,130$3,783$3,404$3,163 2.31% 2.37% 2.54% 2.71% 2.86% 3Q212Q211Q214Q203Q20 Average Investment Securities Investment Securities Yield

Attractive Deposit Portfolio 22 Deposit Product Mix (Avg) 3Q21 Average Deposit Progression All dollars shown in millions Total growth/(decline): ($43.8) million Interest-bearing demand $1,782 14% Noninterest- bearing $3,766 30% Savings $1,269 10% Money Markets $2,322 18% Retail CDs $1,002 8% Brokered CDs $499 4% Public Funds $2,027 16% Total $12.7 billion -$7.6 -$23.7 $18.3 $27.6 -$18.0 -$41.5 $1.1 Interest-bearing demand Noninterest-bearing Savings Money Markets Retail CDs Brokered CDs Public Funds

Loan Portfolio 23 Loan LOB Mix (EOP) Net Loan Change-LOB (Linked Quarter) 1 Net of unearned fees of $7.8 million All dollars shown in millions Total growth/(decline): ($150.6 million) -$3.6 $96.9 $7.6 -$9.4 $12.7 -$29.4 -$225.4 ICRE Commercial & Small Business Banking Consumer Mortgage Oak Street Franchise PPP ICRE $3,955 42% Commercial & Small Business Banking $2,499 27% Consumer $827 9% Mortgage $989 10% Oak Street $557 6% Franchise $358 4% PPP $176 2% Total $9.4 Billion 1

Loan Concentrations 24 C&I Loans by Industry CRE Loans by Collateral 1 Industry types included in Other representing greater than 1% of total C&I loans include Public Administration, Other Services, Agriculture, Arts & Recreation, and Waste Management. Includes owner-occupied CRE. 2 Collateral types included in Other representing greater than 1% of total CRE loans include Manufacturing Facility, Residential 1-4 Family, Farmland, Real Estate IUB Other, Residential Multi-Family 5+ Construction, Church, and Student Housing. Finance & Insurance 22% Real Estate 14% Manufacturing 13% Accommodation & Food Services 11% Wholesale Trade 6% Construction 6% Health Care 6% Professional & Tech 5% Transportation & Warehousing 3% Retail Trade 3% Other 11% C&I Loans: $2.8B 1 Residential, Multi Family 5+ 19% Office 18% Retail 13% Hotel/Motel 10% Nursing/Assisted Living 5% Warehouse 4% Industrial Facility 4% Restaurant 4% Medical Office 3% Other 20% CRE Loans: $4.7B 2

CARES Act Modifications as of 9/30/21 $101 million of total active modifications; 1% of total loans 100% of loan modifications making interest only payments $67 million, or 66%, of total deferrals are hotel loans All deferrals expected to expire by end of year No material credit issues among loans that have exited deferral 25 All dollars shown in millions Active deferrals by round Active modifications by category Round 3 $101.2 100% Hotel $67 66% Franchise $34 34%

Current Expected Credit Losses - Loans and Leases 26 ACL / Total Loans 3Q21 Highlights All dollars shown in thousands $148.9 million ACL – loans and leases, or 1.59% of loan balances; 1.62% excluding PPP $8.2 million provision recapture; decline driven by improved credit outlook, lower net charge-offs and classified asset balances Utilized September Moody’s baseline forecast in quantitative model $11.6 million ACL – unfunded commitments; $2.0 million provision recapture for this portion of the ACL ACL by Loan Type All dollars shown in millions $148.9 $159.6 $169.9$175.7$168.5 1.59% 1.68%1.71% 1.77% 1.65% 3Q212Q211Q214Q203Q20 Allowance for Credit Losses ACL / Total Loans 3Q20 4Q20 1Q21 2Q21 3Q21 Loans Commercial and industrial 50,516$ 51,454$ 45,139$ 46,797$ 43,534$ Lease financing 1,287 995 1,015 1,457 1,083 Real estate -construction 18,970 21,736 22,734 20,359 15,390 Real estate - commercial 72,207 76,795 78,669 70,305 68,594 Real estate - residential 9,286 8,560 7,748 6,879 6,480 Home equity 12,530 11,869 10,760 9,684 9,538 Installment 1,237 1,215 1,235 1,211 1,177 Credit card 2,511 3,055 2,623 2,898 3,107 ACL-loan and lease losses 168,544$ 175,679$ 169,923$ 159,590$ 148,903$ ACL-unfunded commitments 14,753$ 12,503$ 13,040$ 13,558$ 11,607$

Asset Quality 27 Nonperforming Assets / Total AssetsClassified Assets / Total Assets Net Charge Offs & Provision Expense1 . 1 Provision includes both loans & leases and unfunded commitments All dollars shown in millions 1 1 $5.4 $6.6 $9.2 $5.6 $2.5 $13.4 $11.5 $4.0 -$4.2 -$10.1 0.10% 0.23% 0.38% 0.26% 0.21% 3Q20 4Q20 1Q21 2Q21 3Q21 NCOs Provision Expense NCOs / Average Loans $165.5 $182.5 $196.8 $142.0$134.0 1.04% 1.14% 1.22% 0.89%0.84% 3Q212Q211Q214Q203Q20 Classified Assets Classified Assets / Total Assets $77.8 $98.8$97.7 $89.1$87.3 0.49% 0.62%0.60%0.56%0.55% 3Q212Q211Q214Q203Q20 NPAs NPAs / Total Assets

28 Investment Portfolio Composition Investment Portfolio Quality Total: $4.3B Duration: ~3.8 Yrs Liquidity Sources In addition to deposits, First Financial has approximately $7.2 billion of readily available funding sources to meet customer needs through the following sources: Fed funds FHLB funding Brokered CDs Highly liquid securities Fed discount window First Financial has the following sources of liquidity at the holding company: $94.1 million in cash as of September 30, 2021 $163.4 million dividend capacity from First Financial Bank without prior regulatory approval Investment Portfolio and Liquidity Agency pass- through securities 25% Commercial MBSs 18% Agency CMOs 16% Asset-backed securities 16% Corporate securities 9% Municipal bond securities 8% Debt obligations of U.S. Gov't Agency 3% Non-Agency pass- through securities 2% Regulatory stock 2% Non-Agency CMOs 1% Agency 40% AAA 16% A 5% AA 4% AA- 4% AA+ 3% Treasury 2% Regulatory Stock 2% A+ 2% Other 22%

Capital 29 Tier 1 Common Equity Ratio Total Capital Ratio Tangible Common Equity Ratio 9/30 Risk Weighted Assets = $11,399,782 All capital numbers are considered preliminary. Tier 1 Capital Ratio 8.21% 8.37%8.22% 8.47% 8.25% 3Q212Q211Q214Q203Q20 Tangible Common Equity Ratio 11.54%11.78%11.81%11.82%11.63% 7.00% 3Q212Q211Q214Q203Q20 Tier 1 Common Equity Ratio Basel III minimum 11.92%12.16%12.19%12.20%12.02% 8.50% 3Q212Q211Q214Q203Q20 Tier 1 Capital Ratio Basel III minimum 14.97%15.31%15.41%15.55%15.37% 10.50% 3Q212Q211Q214Q203Q20 Total Capital Ratio Basel III minimum

Capital Strategy 30 Strategy & DeploymentTangible Book Value Per Share 3.9% annualized dividend yield 2,484,295 shares repurchased in 3Q21 at an average price of $23.04 131.7% of 3Q21 earnings returned to shareholders through common dividend and share repurchases Most recent internal stress testing indicates capital ratios above regulatory minimums in all modeled scenarios Common dividend expected to remain unchanged in near-term 366,645 shares remaining in current authorization to repurchase $13.09 $13.08 $12.78 $12.93 $12.56 3Q212Q211Q214Q203Q20 Tangible Book Value per Share

Outlook Commentary1 Loan balances expected to grow low to mid-single digits, excluding impact of PPP, over the remainder of the year Securities balances expected to remain consistent with 9/30/21 balances Modest seasonal increase in deposit balances expected in the near-term 31 Expected to be $91-93 million, but will fluctuate with fee incomeNoninterest Expense Net Interest Margin Balance Sheet Credit Continued improvement expected in credit quality trends Provision recapture expected in the near term Allowance for credit losses expected to decline Noninterest Income Modest seasonal decline expected in mortgage banking income Foreign exchange income expected to be $10-12 million Total fee income expected to be $40-42 million 1 See Forward Looking Statement Disclosure on page 2-3 of this presentation for a discussion of factors that could affect management’s expectations and results in future periods. Will be impacted by timing of PPP forgiveness fees; minimal PPP expected in 1Q22 Expected to be under modest pressure from the low interest rate environment and excess liquidity on the balance sheet Capital Will continue to evaluate capital deployment opportunities 366,645 in remaining shares under the 2021 repurchase plan expected to be repurchased in 4Q21

Presentation Contents About First Financial Bancorp Financial Performance Appendix 32

Appendix: Our Markets 33 Greater Cincinnati/Dayton Loans $4.1 billion Deposits $5.1 billion Deposit Market Share #5 (3.0%) Banking Centers 50 Fortune 500 Companies 8 Indianapolis Loans $1.1 billion Deposits $1.9 billion Deposit Market Share #14 (1.3%) Banking Centers 10 Fortune 500 Companies 2 Columbus, OH Loans $1.1 billion Deposits $0.3 billion Deposit Market Share #15 (0.6%) Banking Centers 6 Fortune 500 Companies 5 National Loans $1.1 billion Deposits $0.3 billion Louisville Loans $0.4 billion Deposits $0.8 billion Deposit Market Share #13 (1.4%) Banking Centers 9 Fortune 500 Companies 3 Community Markets Loans $1.4 billion Deposits $4.3 billion Banking Centers 64 All numbers as of 09/30/2021 except deposit market share which is as of 6/30/2021. Greater Cincinnati/Dayton and deposit balances include special assets, loan marks, and other out of market and corporately held balances. Loan balances exclude PPP balances.

The Company’s Investor Presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Such non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting provides meaningful information and therefore we use it to supplement our GAAP information. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments and to provide an additional measure of performance. We believe this information is helpful in understanding the results of operations separate and apart from items that may, or could, have a disproportional positive or negative impact in any given period. For a reconciliation of the differences between the non-GAAP financial measures and the most comparable GAAP measures, please refer to the following reconciliation tables. to GAAP Reconciliation 34 Appendix: Non-GAAP Measures

Appendix: Non-GAAP to GAAP Reconciliation 35 All dollars shown in thousands Net interest income and net interest margin - fully tax equivalent Sep. 30, June 30, Mar. 31, Dec. 31, Sep. 30, 2021 2021 2021 2020 2020 Net interest income 113,410$ 114,026$ 113,876$ 118,473$ 112,180$ Tax equivalent adjustment 1,434 1,619 1,652 1,613 1,628 Net interest income - tax equivalent 114,844$ 115,645$ 115,528$ 120,086$ 113,808$ Average earning assets 13,724,403$ 14,007,765$ 13,781,760$ 13,675,604$ 13,456,501$ Net interest margin 1 3.28% 3.27% 3.35% 3.45% 3.32 % Net interest margin (fully tax equivalent) 1 3.32% 3.31% 3.40% 3.49% 3.36 % Three months ended 1 Margins are calculated using net interest income annualized divided by average earning assets. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

Appendix: Non-GAAP to GAAP Reconciliation

Additional non-GAAP ratios

(Dollars in thousands, except per share data)	Three months ended Sep. 30, 2021	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020
Net income (a)	$ 60,012	$ 50,888	$ 47,315	$ 48,312	$ 41,477
Average total shareholders' equity	2,261,293	2,263,687	2,272,749	2,256,062	2,230,422
Less:					
Goodwill	(937,771)	(937,771)	(937,771)	(937,771)	(937,771)
Other intangibles	(58,314)	(60,929)	(63,529)	(66,195)	(69,169)
MSR's	(14,215)	(13,310)	(12,749)	(12,186)	(11,274)
Average tangible equity (b)	1,250,993	1,251,677	1,258,700	1,239,910	1,212,208
Total shareholders' equity	2,236,170	2,269,507	2,258,942	2,282,070	2,247,815
Less:					
Goodwill	(937,771)	(937,771)	(937,771)	(937,771)	(937,771)
Other intangibles	(56,811)	(59,391)	(61,984)	(64,552)	(67,419)
MSR's	(14,852)	(14,142)	(13,156)	(12,810)	(12,011)
Ending tangible equity (c)	1,226,736	1,258,203	1,246,031	1,266,937	1,230,614
Total assets	15,956,593	16,037,919	16,175,071	15,973,134	15,925,647
Less:					
Goodwill	(937,771)	(937,771)	(937,771)	(937,771)	(937,771)
Other intangibles	(56,811)	(59,391)	(61,984)	(64,552)	(67,419)
MSR's	(14,852)	(14,142)	(13,156)	(12,810)	(12,011)
Ending tangible assets (d)	14,947,159	15,026,615	15,162,160	14,958,001	14,908,446
Risk-weighted assets (e)	11,399,782	11,318,590	11,304,012	11,219,114	11,119,560
Total average assets	15,995,808	16,215,469	16,042,654	16,030,986	15,842,010
Less:					
Goodwill	(937,771)	(937,771)	(937,771)	(937,771)	(937,771)
Other intangibles	(58,314)	(60,929)	(63,529)	(66,195)	(69,169)
MSR's	(14,215)	(13,310)	(12,749)	(12,186)	(11,274)
Average tangible assets (f)	$ 14,985,508	$ 15,203,459	$ 15,028,605	$ 15,014,834	$ 14,823,796
Ending shares outstanding (g)	93,742,797	96,199,509	97,517,693	98,021,929	97,999,763
Ratios					
Return on average tangible shareholders' equity (a)/(b)	19.03%	16.31%	15.24%	15.50%	13.61%
Ending tangible equity as a percent of:					
Ending tangible assets (c)/(d)	8.21%	8.37%	8.22%	8.47%	8.25%
Risk-weighted assets (c)/(e)	10.76%	11.12%	11.02%	11.29%	11.07%
Average tangible equity as a percent of average tangible assets (b)/(f)	8.35%	8.23%	8.38%	8.26%	8.18%
Tangible book value per share (c)/(g)	$ 13.09	$ 13.08	$ 12.78	$ 12.93	$ 12.56

All dollars shown in thousands

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Appendix: Non-GAAP to GAAP Reconciliation

Additional non-GAAP measures

	3Q21		2Q21		1Q21		4Q20		3Q20	
(Dollars in thousands, except per share data)	As Reported	Adjusted	As Reported	Adjusted	As Reported	Adjusted	As Reported	Adjusted	As Reported	Adjusted
Net interest income (f)	$ 113,410	$ 113,410	$ 114,026	$ 114,026	$ 113,876	$ 113,876	$ 118,473	$ 118,473	$ 112,180	$ 112,180
Provision for credit losses-loans and leases (j)	(8,193)	(8,193)	(4,756)	(4,756)	3,450	3,450	13,758	13,758	15,299	15,299
Provision for credit losses-unfunded commitments (j)	(1,951)	(1,951)	517	517	538	538	(2,250)	(2,250)	(1,925)	(1,925)
Noninterest income	42,537	42,537	42,987	42,987	40,322	40,322	61,515	61,515	49,499	49,499
less: gains (losses) on sale of investment securities		(205)		(104)		(54)		196		20
less: gains from the redemption of Visa B shares		-		-		-		13,397		-
less: other		500		-		193		(157)		-
Total noninterest income (g)	42,537	42,242	42,987	43,091	40,322	40,183	61,515	48,079	49,499	49,479
Noninterest expense	99,058	99,058	99,643	99,643	92,506	92,506	114,798	114,798	97,511	97,511
less: severance and merger-related expenses		702		98		1,261		29		95
less: tax credit investments		5,309		1,156		208		5,071		-
less: contribution to First Financial Foundation		-		-		-		5,000		-
less: debt extinguishment		-		-		-		7,257		-
less: legal settlement		-		3,825		-		-		-
less: COVID-19 and other		(521)		2,772		1,054		2,877		2,126
Total noninterest expense (e)	99,058	93,568	99,643	91,792	92,506	89,983	114,798	94,564	97,511	95,290
Income before income taxes (i)	67,033	72,228	61,609	69,564	57,704	60,088	53,682	60,480	50,794	52,995
Income tax expense	7,021	7,021	10,721	10,721	10,389	10,389	5,370	5,370	9,317	9,317
plus: tax effect of adjustments		4,194		913		501		1,428		462
plus: after-tax impact of tax credit investments @ 21%		1,091		1,671		164		4,005		
Total income tax expense (h)	7,021	12,306	10,721	13,305	10,389	11,054	5,370	10,803	9,317	9,779
Net income (a)	$ 60,012	$ 59,922	$ 50,888	$ 56,259	$ 47,315	$ 49,034	$ 48,312	$ 49,677	$ 41,477	$ 43,216
Average diluted shares (b)	95,144	95,144	97,010	97,010	97,728	97,728	98,021	98,021	98,009	98,009
Average assets (c)	15,995,808	15,995,808	16,215,469	16,215,469	16,042,654	16,042,654	16,030,986	16,030,986	15,842,010	15,842,010
Average shareholders' equity	2,261,293	2,261,293	2,263,687	2,263,687	2,272,749	2,272,749	2,256,062	2,256,062	2,230,422	2,230,422
Less:										
Goodwill and other intangibles	(1,010,300)	(1,010,300)	(1,012,010)	(1,012,010)	(1,014,049)	(1,014,049)	(1,016,152)	(1,016,152)	(1,018,214)	(1,018,214)
Average tangible equity (d)	1,250,993	1,250,993	1,251,677	1,251,677	1,258,700	1,258,700	1,239,910	1,239,910	1,212,208	1,212,208
Ratios										
Net earnings per share - diluted (a)/(b)	$ 0.63	$ 0.63	$ 0.52	$ 0.58	$ 0.48	$ 0.50	$ 0.49	$ 0.51	$ 0.42	$ 0.44
Return on average assets - (a)/(c)	1.49%	1.49%	1.26%	1.39%	1.20%	1.24%	1.20%	1.23%	1.04%	1.09%
Pre-tax, pre-provision return on average assets - ((a)+(j)+(h))/(c)	1.41%	1.54%	1.42%	1.62%	1.56%	1.62%	1.62%	1.79%	1.61%	1.67%
Return on average tangible shareholders' equity - (a)/(d)	19.03%	19.00%	16.31%	18.03%	15.24%	15.80%	15.50%	15.94%	13.61%	14.18%
Efficiency ratio - (e)/((f)+(g))	63.5%	60.1%	63.5%	58.4%	60.0%	58.4%	63.8%	56.8%	60.3%	58.9%
Effective tax rate - (h)/(i)	10.5%	17.0%	17.4%	19.1%	18.0%	18.4%	10.0%	17.9%	18.3%	18.5%

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38 First Financial Bancorp First Financial Center 255 East Fifth Street Cincinnati, OH 45202